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                                                        AMERIKING, INC.

                                                       CALCULATION OF EPS


                                                                                     Jan. 1, 2002 to       Dec. 26, 2000 to
                                                                                       July 1, 2002         June 25, 2001
                                                                                  --------------------    ---------------------
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Net Loss                                                                                (18,734,000)          (19,589,000)
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Earnings available to stockholders
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Dividends
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     Preferred Stock                                                                       (344,000)             (324,000)
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     Senior Preferred Stock                                                              (3,795,000)           (3,332,000)
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Amortization of issuance costs                                                              (60,000)              (60,000)
                                                                                      -------------         -------------
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Loss before extraordinary item available to common stockholders                         (22,933,000)          (23,305,000)
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Extraordinary item - loss from early extinguishment of debt (net of taxes)                        -                     -
                                                                                       ------------          ------------
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Loss available to common stockholders                                                   (22,933,000)          (23,305,000)
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Weighted average number of common shares                                                    902,992               902,992
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Dilutive effect of options and warrants                                                           -                     -
                                                                                       ------------          ------------
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Weighted average number of common shares outstanding - basic                                902,992               902,992
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Net income (loss) per common share before extraordinary item - basic                         (25.40)               (25.81)
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Extraordinary item - basic                                                                        -                     -
                                                                                       ------------          ------------
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Net income (loss) per common share - basic                                                   (25.40)               (25.81)
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Net income (loss) per common share before extraordinary item - diluted                       (25.40)               (25.81)
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Extraordinary item - diluted                                                                      -                     -
                                                                                       ------------          ------------
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Net income (loss) per common share - diluted                                                 (25.40)               (25.81)
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Weighted average number of common shares basic:
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     Original shares                                                                        863,290               863,290
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     Option shares                                                                            9,702                 9,702
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     Warrant shares                                                                               -                     -
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     Common stock units                                                                      30,000                30,000
                                                                                       ------------          ------------
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     Total                                                                                  902,992               902,992
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Weighted average number of common shares - diluted
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     Original shares                                                                        863,290               863,290
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     Option shares                                                                            9,702                 9,702
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     Warrant shares                                                                               -                     -
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     Common stock units                                                                      30,000                30,000
                                                                                       ------------          ------------
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     Total                                                                                  902,992               902,992
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